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                            SCHEDULE 14A INFORMATION

                   CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant / /

Filed by a party other than the registrant /x/           / /  Confidential,
                                                              for Use of the
                                                              Commission Only
Check the appropriate box:                                    (as permitted by
/ / Preliminary consent statement                             Rule 14a-6(e)(2))

/ / Definitive consent statement

/X/ Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           RJR NABISCO HOLDINGS CORP.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)


                                BROOKE GROUP LTD.
                   ------------------------------------------
                  (Name of Person(s) Filing Consent Statement)

                                 ---------------

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

                                 ---------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: ____________

(2)      Form, schedule or registration statement no.: _____________

(3)      Filing party: ____________________

(4)      Date filed: _________________

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FOR IMMEDIATE RELEASE
---------------------

                                Contact: George Sard/Anna Cordasco/Paul Caminiti
                                         Sard Verbinnen & Co
                                         212/687-8080


              BROOKE GROUP STILL PROCESSING UNUSUALLY HEAVY TURNOUT
                          IN RJR CONSENT SOLICITATION
                  --------------------------------------------

     MIAMI, FL, February 16, 1996--Brooke Group Ltd. (NYSE: BGL) announced today that it is still processing the large volume of consents it has received in support of its proposals to immediately spin off the Nabisco (NYSE: NA) food business to RJR Nabisco (NYSE: RN) shareholders and to restore the previous right of RJR shareholders to call special meetings.

     Brooke said that it expects to announce the vote count on Tuesday, February 20, 1996.

     "We are very pleased by the unusually heavy turnout in this shareholder referendum, but the complex, largely manual tabulation process will prevent us from completing the processing of all of the hundreds of thousands of consents we have received for another day or two," said Bennett S. LeBow, Brooke Chairman and CEO.

     Brooke Group is a holding company which controls Liggett Group, tobacco and real estate operations in the former Soviet Union and has a substantial equity interest in New Valley Corp.